Exhibit 99.1

EXHIBIT 99.1

EXPLANATION OF RESPONSES

(1)    This includes restricted stock units (“RSUs”) that vest in full on the earlier of June 22, 2024 and the date of the next annual meeting of nCino, Inc.’s (the “Issuer”) stockholders, subject to the reporting person's continued service through the applicable vesting date. These RSUs fully vest upon a change in control of the Issuer.

(2)    8,966,501 shares of common stock are held of record by Insight Venture Partners IX, L.P. (“IVP IX”), 4,455,236 shares of common stock are held of record by Insight Venture Partners (Cayman) IX, L.P. (“IVP Cayman IX”), 949,999 shares of common stock are held of record by Insight Venture Partners (Delaware) IX, L.P. (“IVP Delaware IX”) and 178,980 shares of common stock are held of record by Insight Venture Partners IX (Co-Investors), L.P. (“IVP Co-Investors IX” and, together with IVP IX, IVP Cayman IX and IVP Delaware IX, “Fund IX”). 3,643,886 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. (“IVP GBCF”), 2,929,473 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. (“IVP GBCF Cayman”), 2,693,660 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. (“IVP GBCF Delaware”) and 3,315,273 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (“IVP GBCF (B)” and, together with IVP GBCF, IVP GBCF Cayman and IVP GBCF Delaware, “GBCF”). 1,928,614 shares of common stock are held of record by Insight SN Holdings, LLC (“Fund X HoldCo 1”), 1,589,199 shares of common stock are held of record by Insight SN Holdings 2, LLC (“Fund X HoldCo 2” and, together with Fund X HoldCo 1, the “Fund X HoldCos”). 2,817,607 shares of common stock are held of record by Insight Venture Partners (Cayman) X, L.P. (“IVP Cayman X”), 545,039 shares of common stock are held of record by Insight Venture Partners (Delaware) X, L.P. (“IVP Delaware X”), 3,436,057 shares of common stock are held of record by Insight Venture Partners X, L.P. (“IVP X”) and 81,756 shares of common stock are held of record by Insight Venture Partners X (Co-Investors), L.P. (“IVP Co-Investors X”, together with IVP Cayman X, IVP Delaware X and IVP X, “Fund X”).

(3)    Insight Holdings Group, LLC (“Holdings”), is the sole shareholder of each of Insight Venture Associates IX, Ltd. (“IVA IX Ltd”), Insight Venture Associates Growth-Buyout Coinvestment, Ltd. (“IVA GBCF Ltd”) and Insight Venture Associates X, Ltd. (“IVA X Ltd”), IVA IX Ltd is the general partner of Insight Venture Associates IX, L.P. (“IVA IX LP”), IVA GBCF Ltd is the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA GBCF LP”) and IVA X Ltd is the general partner of Insight Venture Associates X, L.P. (“IVA X LP”), and, in turn, IVA IX LP is the general partner of Fund IX, IVA GBCF LP is the general partner of GBCF, IVA X LP is the general partner of Fund X, and IVP X and IVP Co-Investors X are the sole members of each of the Fund X HoldCos. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares of common stock held by the foregoing entities. Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett disclaim beneficial ownership of the shares held by entities affiliated with Insight Partners, except to the extent of his pecuniary interest therein, if any. The address for these entities is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(4)    1,144 Shares are held of record by JPH DE Trust Holdings LLC and 17,960 Shares are held of record by JPH Private Investments LLC. The reporting person controls JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Exchange Act, the reporting person may be deemed to be the beneficial owner of the Shares held of record by JPH DE Trust Holdings LLC and JPH Private Investments LLC.